Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1st Source Corporation Employees' Profit Sharing Plan and Trust of our report dated June 1, 2006, with respect to the financial statements and schedule of the 1st Source Corporation Employees' Profit Sharing Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


/s/Ernst & Young LLP

Chicago, Illinois
June 27, 2006